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                                                             Exhibit 99.26(f)(2)

                                     BYLAWS
                                       OF
                         SECURIAN LIFE INSURANCE COMPANY

  (AS AMENDED AND RESTATED BY A RESOLUTION OF THE SHAREHOLDERS ON JUNE 2, 2005)

                               ARTICLE I - RECORDS

     SECTION 1.1 SHARE REGISTER. The corporation shall keep at its principal office, or at such other place or places within or without the State of Minnesota as the Board of Directors may determine, a share register, giving the names and addresses of the Shareholders, the number and classes of shares held by each Shareholder, and the dates on which the certificates therefore were issued.

     SECTION 1.2 RECORDS TO BE KEPT AT REGISTERED OFFICE. The corporation shall keep the following records at its principal office at all times:

             (a) The original or copies of all proceeding of shareholders and directors, its Articles of Incorporation and all amendments thereto, and reports made to the shareholders or any of them within the next preceding three (3) years;

             (b) The names and post office addresses of all members of the Board of Directors and principal Officers; and

             (c)  Appropriate and complete books of account.

     SECTION 1.3 SHAREHOLDERS' RIGHTS TO EXAMINE RECORDS. Every shareholder shall have the right to examine, in person or by agent or attorney, at any reasonable time and for any proper purpose, and at the place or places where usually kept, the share register, the books of account, and the records of the proceedings of shareholders and directors, and to make extracts therefrom.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

     SECTION 2.01 PLACE AND TIME OF MEETINGS. Except as provided otherwise by Minnesota Statutes Chapter 300, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the principal office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at nine o'clock a.m.

     SECTION 2.02  ANNUAL MEETINGS.

             (a) An annual meeting of the shareholders shall be held, unless otherwise designated by the Board of Directors, on the third Tuesday in February of each year at such time and place within or without the State of Minnesota as the Board shall determine.

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             (b)  At the annual meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

     SECTION 2.03 SPECIAL MEETINGS. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman, or Vice Chairman, the Chief Executive Officer, the President, Secretary, any two or more directors, or by one or more shareholders holding 10% or more of the shares entitled to vote on matters to be presented to the meeting or by any other persons authorized by law.

     SECTION 2.04 QUORUM, ADJOURNED MEETINGS. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least five days before such reconvened meeting. If a quorum is present, a meeting my be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.05 VOTING. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon demand of any shareholder, the vote upon any questions before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws. There shall be no cumulative voting by the shareholders.

     SECTION 2.06 PROXY RULES. The vote of each shareholder may be cast in person or by proxy. The appointment of a proxy shall be in writing and filed with the Secretary of the corporation at or before the meeting. The authority of a proxy, if not coupled with an interest, may be terminated at will. Unless otherwise provided in the appointment, the proxy's authority shall cease one year after the appointment. Termination of a proxy's authority by act of the shareholder shall be ineffective until written notice of the termination is given to the Secretary of the corporation. The appointment filed with the Secretary shall have the effect of revoking all appointments of prior date. If a shareholder shall appoint two or more persons to act as proxies, and if the instrument shall not otherwise provide, then a majority of such persons present at the meeting may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies shall be equally divided as to the right and manner of voting in any particular case, the vote shall be divided equally among the proxies. A proxy's authority shall not be

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revoked by the death or incapacity of the maker unless, before the vote is cast or the authority is exercised, written notice of such death or incapacity is filed with the Secretary.

     SECTION 2.07 CLOSING OF BOOKS. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

     SECTION 2.08 NOTICE OF MEETINGS. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at the shareholder's address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least five days prior thereto; except that notice of a meeting at which an agreement or merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meeting shall be confined to the purpose stated in the notice.

     SECTION 2.09 WAIVER OF NOTICE. Notice of any annual or special meeting may be waived by any shareholder either before, at or after such meeting orally or in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     SECTION 2.10 WRITTEN ACTION. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

                            ARTICLE III - DIRECTIORS

     SECTION 3.01 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the authority of the Board of Directors, except as otherwise permitted by statute.

     SECTION 3.02 NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be established by resolution of the shareholders. In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after such director's election and until such director's successor shall have

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been elected and shall qualify, or until the earlier death, resignation, retirement, removal, or disqualification of such director; provided, however, that no director shall be elected to a term in excess of three years; provided further that no director shall be elected to a term which extends beyond the annual shareholders meeting which coincides with or next follows his or her seventieth birthday.

     SECTION 3.03 BOARD MEETINGS. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

     SECTION 3.04 CALLING MEETING; NOTICE. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours notice, or by any other director by giving at least five days notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

     SECTION 3.05 WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the matting.

     SECTION 3.06 QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. Each director shall be entitled to one vote on each matter to which the Board of Directors are entitled to vote.

     SECTION 3.07 ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     SECTION 3.08 CONFERENCE COMMUNICATIONS. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

     SECTION 3.09 VACANCIES; NEWLY CREATED DIRECTORSHIPS. Vacancies in the Board of Directors of this corporation occurring by reason of death, or resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the shareholders pursuant to Section 3.02 may be filled

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by a majority vote of the directors serving at the time of such increase but only when the shareholders have failed to elect directors to fill those newly created directorships; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

     SECTION 3.10 REMOVAL. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

     SECTION 3.11 COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the board in the management of business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors.

     A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

     SECTION 3.12 CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     SECTION 3.13 VICE CHAIRMAN OF THE BOARD. One or more of the Vice Chairman of the Board may be elected. A Vice Chairman shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     SECTION 3.14 WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members and the action need not be approved by the shareholders.

     SECTION 3.15 COMPENSATION. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended and/or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefore.

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                              ARTICLE IV - OFFICERS

     SECTION 4.01 NUMBER. The officers of the corporation shall consist of the Chief Executive Officer, President, one or more Vice Presidents (if desired by the Board), a Treasurer, a Secretary and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices, except those of President and Vice President, and President and Secretary, may be held by one person.

     SECTION 4.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chief Executive Officer, President, Secretary, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties and responsibilities provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. Each officer shall serve for the term stated in his or her election or appointment or until his or her earlier death, resignation, retirement or removal.

     SECTION 4.03 REMOVAL AND VACANCIES. Any officer may be removed from office by the Board of Directors at any time, with or without cause, by the affirmative vote of the majority of the Board of Directors then in office. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled by the Board of Directors.

     SECTION 4.04 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general active management of the business of the Corporation and, in the absence of the Chairman of the Board and a Vice Chairman of the Board, shall preside at all meetings of the shareholders and directors and shall see that all orders and resolutions of the Board are carried into effect. Except where, by law, the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to execute and deliver any deeds, mortgages, contracts, bonds or other instruments pertaining to the business of the corporation, and in general, shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall also have such other duties as may, from time to time, be prescribe by the Board.

     SECTION 4.05 PRESIDENT. The President shall be the chief administrative officer and shall have the power to execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the corporation; to maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and, in general, to perform all duties usually incident to the Officer of the President. In the absence of the Chairman of the Board, a Vice Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders and directors. The President shall have such other duties as may, from time to time, be prescribed by the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall perform the duties of the Chief Executive Officer.

     SECTION 4.06 VICE PRESIDENT. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the powers and duties of the President. One or more of the

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Vice Presidents may be entitled Executive Vice President, Senior Vice President,
Vice President, Second Vice President, Group Vice President, Assistant Vice President or such other variation thereof as may be designated by the Board of Directors.

     SECTION 4.07 SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors; shall record all proceedings of such meetings in the minute book of the corporation; shall give proper notice of meetings of shareholders and directors; and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. If Assistant Secretaries are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Secretary, one of them shall perform the duties of the Secretary.

     SECTION 4.08 TREASURER. The Treasurer shall have those powers and shall perform those duties as from time to time may be assigned by the Chief Executive Officer. If Assistant Treasurers are elected or appointed, they shall have those powers and perform those duties as from time to time may be assigned to them by the Chief Executive Officer and, in the absence of the Treasurer, one of them shall perform the duties of the Treasurer.

     SECTION 4.09 COMPENSATION. The officers of this corporations shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

                        ARTICLE V - DISPOSITION OF FUNDS
                                 AND INVESTMENTS

     SECTION 5.01 FUNDS AND INVESTMENTS. All funds and investments of the corporation shall be held in the name of "Securian Life Insurance Company" or its nominee or as otherwise provided in accordance with applicable Minnesota Statutes, as amended from time to time. In no event shall any funds or investments be held in the name of any individual who is an officer or employee of the corporation.

     SECTION 5.02 DEPOSITS. The Board of Directors shall designate those banks and financial institutions in which the corporation funds shall be deposited. The Board by separate resolution also shall designate the persons authorized to withdraw or transfer funds held in those accounts. No funds shall be withdrawn or transferred from those accounts except upon authorization of the person or persons so authorized.

                     ARTICLE VI - SHARES AND THEIR TRANSFER

     SECTION 6.01 CERTIFICATES FOR SHARES. All shares of the corporation shall be evidenced by a certificate. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of

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Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

     SECTION 6.02 ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital up on a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

     SECTION 6.03 TRANSFER OF SHARES. Transfer of shares of the corporation may be made only on its stock transfer books and may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

     SECTION 6.04 LOST CERTIFICATES. A new share certificate may be issued pursuant to Minnesota Statutes Section 336.8-405 in place of one that is alleged to have been lost, stolen or destroyed.

                      ARTICLE VII - DIVIDENDS, RECORD DATE

     SECTION 7.01 DIVIDENDS. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends to shareholders whenever, and in such amounts as, in its opinion, are deemed advisable.

     SECTION 7.02 RECORD DATE. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                           ARTICLE VIII - FISCAL YEAR

     SECTION 8.01 FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

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                 ARTICLE IX - INDEMNIFICATION OF CERTAIN PERSONS

     SECTION 9.01 DIRECTORS AND OFFICERS. To the fullest extent permitted by applicable Minnesota Statutes, as amended form time to time, the corporation shall indemnify each person (and the legal representatives of the person) who has been, or is, a director or officer of the corporation. This indemnification shall extend to all judgments, penalties, and fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements incurred by the person in connection with the defense of a threatened, pending, or completed claim, action, suit or other proceedings, whether it be a civil, criminal, administrative, arbitration, or investigative proceeding. This shall include any proceeding by or in the right of the corporation, in which the person becomes involved as a party or otherwise by reason of his or her being or having been a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or of an employee benefit plan. However, indemnification for appeals from any determination in a proceeding shall be subject to prior approval by the Board of Directors.

     SECTION 9.02 EMPLOYEES AND AGENTS. Subject to the provisions of applicable Minnesota Statutes, as amended from time to time, the Board of Directors may, but need not, decide to indemnify a person (and the legal representatives of the person), other than a director or officer, who has been or is an employee or agent of the corporation. The indemnification, if any, shall extend to all judgments, penalties, and fines, including, without limitations, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements incurred by the person in connection with the defense of a threatened, pending, or completed claim, action, suit or other proceeding, whether it be a civil, criminal, administrative, arbitration, or investigative proceeding. This shall include any proceeding by or in the right of the corporation, in which the person becomes involved as a party or otherwise by reason of his or her being or having been an employee or agent of the corporation or who, while an employee or agent of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization or an employee benefit plan. Also, indemnification for appeals from any determination in a proceeding, whether indemnification was previously granted by the Board of Directors, shall be subject to prior approval by the Board of Directors.

     SECTION 9.03 INSURANCE. The Board of Directors may authorize the purchase and maintenance of such form or forms of insurance as the Board of Directors may deem necessary or prudent to indemnify the corporation and/or those persons who have been, are or may be directors, officers, employees, or agents of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation or of an employee benefit plan against any liability asserted against and incurred by the person in or arising from the capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provision of this Article IX or under applicable Minnesota Statutes, as amended form time to time.

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                           ARTICLE X - CORPORATE SEAL

     SECTION 10.01 CORPORATE SEAL. The corporate seal of this corporation shall be the words "Corporate Seal" encircled with the words "Securian Life Insurance Company".

                             ARTICLE XI - AMENDMENTS

     SECTION 11.01 AMENDMENTS. These Bylaws may be amended or altered by a majority vote of the votes cast by the shareholders of the corporation at any annual or special meeting of the shareholders.